EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
•	Registration Statement (Form S-3 No. 33-2084)

•	Registration Statement (Form S-3 No. 333-113637)

•	Registration Statement (Form S-8 No. 33-16230)

•	Registration Statement (Form S-8 No. 33-25537)

•	Registration Statement (Form S-8 No. 33-29136)

•	Registration Statement (Form S-8 No. 33-33853)

•	Registration Statement (Form S-8 No. 33-33854)

•	Registration Statement (Form S-8 No. 33-37449)

•	Registration Statement (Form S-8 No. 33-41498)

•	Registration Statement (Form S-8 No. 33-41499)

•	Registration Statement (Form S-8 No. 33-41735)

•	Registration Statement (Form S-8 No. 33-47655)

•	Registration Statement (Form S-8 No. 33-57029)

•	Registration Statement (Form S-8 No. 333-09213)

•	Registration Statement (Form S-8 No. 333-73429)

•	Registration Statement (Form S-8 No. 333-32008)

•	Registration Statement (Form S-8 No. 333-43382)

•	Registration Statement (Form S-8 No. 333-48896)

•	Registration Statement (Form S-8 No. 333-66604)

•	Registration Statement (Form S-8 No. 333-110589)
of our report dated February 13, 2006, with respect to the consolidated financial statements of CSX Corporation, included herein, and our report dated February 13, 2006 with respect to CSX Corporation’s management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of CSX Corporation included in this Annual Report (Form 10-K) for CSX Corporation.
/s/ Ernst & Young LLP
Jacksonville, Florida
February 21, 2006